Exhibit 10.9

Execution Version

FIRST AMENDMENT

to

Development Agreement

November 9, 2017

This First Amendment (this “First Amendment”) to the Development Agreement by and among Hunt Transmission Services, L.L.C. (“Hunt”), Sharyland Utilities, L.P. (“Sharyland”), InfraREIT Partners, LP (the “Operating Partnership”), InfraREIT, Inc. (the “REIT” and, together with the Operating Partnership and all direct and indirect subsidiaries of the REIT, “InfraREIT”) is effective as of November 9, 2017. Hunt, Sharyland, the Operating Partnership and the REIT are sometimes referred to in this First Amendment individually as a “Party” or collectively as the “Parties.” Capitalized terms used herein that are not otherwise defined will have the meanings assigned to such terms in the Development Agreement (as defined below).

WHEREAS, the Parties previously entered into that certain Development Agreement, dated as of January 29, 2015 (the “Development Agreement”);

WHEREAS, on or around the date hereof, pursuant to an Agreement and Plan of Merger among Sharyland Distribution & Transmission Services, L.L.C., a subsidiary of the REIT and the Operating Partnership (“SDTS”), Sharyland, Oncor Electric Delivery Company LLC (“Oncor”) and certain other parties thereto, SDTS is disposing of certain transmission and distribution assets and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor; and

WHEREAS, in connection therewith, the Parties now desire to amend the Development Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of Development Agreement.

a.	The following definitions in Article I of the Development Agreement are hereby amended and restated in their entirety as follows:

“Footprint Projects” means T&D Projects that (a) are located in the distribution service territory of an electric distribution utility that is leasing T&D Assets from a REIT Entity that are being used in that distribution service territory, (b) constitute a Transmission Addition to the transmission assets owned by a REIT Entity, (c) connect or are otherwise added to transmission lines or other property that comprise a part of the Acquired STL Assets or (d) are Reclassified Projects. For purposes of the definition of Footprint Projects, the distribution service territory in part (a) of the definition and the transmission assets in part (b) of the definition will be deemed to include (i) the Legacy Service Territory and (ii) the distribution service territory and transmission assets of any T&D Projects acquired by the REIT Entities after the date of this Agreement; provided, however, that to the extent that Hunt or an Affiliate thereof is actively developing a T&D Project in the distribution service territory of any T&D Projects or Operating T&D Assets acquired by the REIT after the date of this Agreement at the time of such acquisition (including any ROFO Project), the T&D Project being actively developed by Hunt or such Affiliate will not be characterized as a

Footprint Project. For avoidance of doubt, if a REIT Entity acquires a ROFO Project or other T&D Assets, then any such acquisition will expand the definition of Footprint Project hereunder such that, after the related T&D Project is acquired by a REIT Entity, Transmission Additions to any such T&D Assets will constitute Footprint Projects.

b.	The following new definitions are added, in the appropriate alphabetical order, to Article I of the Development Agreement to read as follows:

“Acquired STL Assets” means the assets acquired by SDTS in the Exchange Transaction, together with Footprint Projects that add to, expand or alter the Acquired STL Assets.

“Exchange Transaction” means the transaction contemplated by the Agreement and Plan of Merger among SDTS, Sharyland, Oncor and certain other parties thereto, pursuant to which SDTS is disposing of certain transmission and distribution assets that are subject to lease by Sharyland and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor.

“Legacy Service Territory” means Sharyland’s distribution service territory as in existence immediately prior to the consummation of the Exchange Transaction.

“Oncor” means Oncor Electric Delivery Company LLC.

“Reclassified Project” means any T&D Project that does not otherwise meet the definition of Footprint Project but Hunt and the REIT jointly agree, in their sole discretion, to classify such T&D Project as a Footprint Project based upon such factors that the Parties deem relevant, including: (a) the expected rate base of the T&D Project, it being understood that the Parties generally expect that only T&D Projects with an expected rate base of less than $25 million could constitute a Reclassified Project; (b) whether the T&D Project is physically connected to the T&D Assets owned by a REIT Entity; and (c) whether the T&D Project is necessary to serve distribution customers situated in either the service territories associated with the assets owned by the REIT Entities or the Legacy Service Territory..

2. Continuing Effect. Except as expressly amended by this First Amendment, the provisions of the Development Agreement are and shall remain in full force and effect.

[Signatures on Following Page]

The Parties have executed this First Amendment as of the date set forth above.

HUNT TRANSMISSION SERVICES, L.L.C.

By:	/s/ Hunter L. Hunt
Name:	Hunter L. Hunt
Title:	President

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

INFRAREIT PARTNERS, LP

By: InfraREIT, Inc., its general partner

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

INFRAREIT, INC.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

FIRST AMENDMENT TO DEVELOPMENT AGREEMENT